Filed pursuant to Rule 424(b)(3)
Under the Securities Act of 1933, As Amended
Registration No. 333-176169

2,500,000 SHARES

COMMON STOCK

ALTERNATIVE ENERGY MEDIA, INC.

Alternative Energy Media, Inc. is offering for sale a total of 2,500,000 shares of its common stock at a fixed price of $0.01 per share (this “Offering”). There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means that our president and chief executive officer, Mr. Matthew J. Zouvas, will attempt to sell the shares. We have not engaged an underwriter.  This prospectus will permit Mr. Zouvas to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. Zouvas intends to offer and sell the shares to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). His intended methods of communication include, without limitation, the telephone, the Internet, and personal contacts. For more information, see the section of this prospectus entitled "Plan of Distribution."

The proceeds from the sale of the shares in this Offering will be payable to The Krueger Group, LLP – Attorney-Client Escrow Account. All subscription funds will be held in a non-interest-bearing account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable. For more information, see the section of this prospectus entitled "Plan of Distribution."  We may refer to ourselves in this prospectus as "AEM,” the “Company,” "we," or "us.”

The Company is an early stage company with no financial resources and our auditors have questioned our ability to continue as a going concern. Because this Offering is self-underwritten and there is no minimum amount of shares that must be sold, the Company will lose money from this Offering and the maximum proposed aggregate proceeds of this Offering are substantially less than the proposed costs to complete this Offering. There is currently no public or established market for our shares. Our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment. At present, it is uncertain whether our founder and president is willing to lend or invest any additional funds of his own after this Offering into the Company, nor has the Company commenced negotiating with him the terms of any such financing.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

We are undertaking this Offering in order to establish a shareholder base in our Company, and to become a publicly traded company with increased trading volume for our shares and greater access to the capital markets to facilitate additional financings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

SEE "RISK FACTORS" BEGINNING ON PAGE 7.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0.01
Total	2,500,000	$25,000	$0.00	$25,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2011.

PROSPECTUS SUMMARY

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

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our future operating results;

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our business prospects;

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any contractual arrangements and relationships with third parties;

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the dependence of our future success on the general economy;

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any possible financings; and

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the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus.

About Alternative Energy Media, Inc.

Alternative Energy Media, Inc. was incorporated under the laws of the State of Nevada on June 24, 2011. On June 28, 2011 we acquired certain websites and domain names from Windstream Partners, LLC. As of November 18, 2011, we had one employee, our founder and president, Matthew J. Zouvas. For the remainder of 2011, Mr. Zouvas will devote at least five hours each week to us but he may increase the number of hours as necessary. Mr. Zouvas provides consulting services to various other companies, including law firms, software companies, manufacturers, and energy and minerals related businesses, and provides advisory services relative to business development, lead generation, and mergers and acquisitions, on a per-project basis.

The Company issued 5,500,000 shares of its common stock to Mr. Zouvas at inception in exchange for organizational services incurred upon incorporation.  These services were valued at $5,500 upon issuance. Following our formation, we issued 4,500,000 shares of our common stock to Windstream Partners, LLC in exchange for three domain names and websites, all of which are currently available online in various forms, and otherwise may be redeveloped during the next few months with additional content and technology partners to provide alternative energy-related media online. Windstream Partners, LLC is owned and controlled by Mrs. Elizabeth Kern. The cost of the websites incurred by Windstream Partners, LLC was approximately $4,500, which is the same price at which we purchased them.

Alternative Energy Media, Inc. is an early stage company (“development stage”), has no financial resources and has generated no revenues. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not established a source of revenue or financing, which raises substantial doubt about its ability to continue as a going concern.”  Raising funds in order to commence our advertising and marketing campaigns will not be accomplished though this Offering. We will be required to raise additional funds through a separate offering or financing in order to fund the remaining expenses of this Offering and to begin our marketing efforts.  According to Section 1180 of the Financial Reporting Manual of the Division of Corporate Finance of the Securities and Exchange Commission, Section 7 of the Financial Accounting Standards Board defines when a company is in its “development stage”.  A company like us is considered in its “development stage” if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists: (1) planned principal operations have not begun; or (2) planned principal operations have begun, but no revenue has yet been generated.  We fit within this second category.  The planned principal operations that we have commenced include the acquisition of certain domain names and websites, the redevelopment of each website and domain to reflect the alternative energy resources industry, and indexing each of the websites by at least one of the major search engines, including Bing, Google or Yahoo.  We are not a blank-check company.  Rule 419 of Regulation C defines a blank check company in section (a)(2) as a company issuing penny stock that is “a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity.”  From inception, we have had, and continue to have, a specific business plan which we have begun to implement.  We have no plans or intentions to be acquired or merge with an operating company, nor do we, our management or our shareholders have plans to enter into a change of control or similar transaction or to change our current management.  No members of our management or affiliates have been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

We currently have 3 domain names and websites, each of which requires updating and improvement. The domain names and websites are AlternativeEnergyMedia.com, AlternativePowerMall.net, and SolarPowerProducts.us.  We have no plans at this time to launch or acquire any additional websites until we have further developed each of our existing websites and are generating revenue from our existing websites.  We also need to begin introductory marketing in order to attract consumers to visit our sites and to attract retailers to advertise on our sites.  If we can succeed in raising the funding in order to outsource this process, of which there are no assurances, we anticipate that we could re-launch and improve at least two of our websites within approximately one year. If we have to use our internal resources only, such as using the services of our sole employee to start a very limited marketing initiative on the Internet, this process will likely take much longer and will be done one website at a time. See “Business” for a more detailed description.

We intend to provide Internet-based search, media content and advertising services that facilitate access to alternative energy information and resources online relevant to key specific sectors, products and related services of alternative energy and green technology. We anticipate that our principal sources of revenue will be:

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Pay per click (PPC) advertising from providers;

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Lead generation where we receive a commission for sending users of our websites to third party providers who complete an inquiry form or provide an email submission as a qualified lead;

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Affiliate revenue from various companies, usually offered through an affiliate network such as ClickBank, Commission Junction, or the like whereby we receive a commission for sales of  products or services that occur from traffic that we direct to their site;

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Sponsorship advertising when we obtain a corporate sponsor to directly advertise on a section of, or our entire, site; and

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Directory listings when local companies and service providers pay to have a premium listing on our sites and the functionality of the directory listings is upgraded and offered into each one of our websites.

Each of the services described above will be found at any one of our specific web destinations.

Our executive offices are located at 3160 Camino Del Rio South, Suite 310, San Diego California, 92108, and our telephone number is 619-688-1799.

This Offering

We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $0.01 per share.  There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.  This Offering is being conducted on a self-underwritten, best efforts basis, which means that our president and chief executive officer, Mr. Zouvas, will attempt to sell the shares.  We have not engaged an underwriter.  This prospectus will permit Mr. Zouvas to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. Zouvas intends to offer and sell the shares to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 of the Exchange Act. His intended methods of communication include, without limitation, the telephone, the Internet, and personal contacts.

The proceeds from the sale of the shares in this Offering will be payable to The Krueger Group, LLP – Attorney-Client Escrow Account.  Our escrow agent, The Krueger Group, LLP, also acts as legal counsel for us and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to The Krueger Group, LLP at the address provided in the Subscription Agreement.

All subscription funds will be held in a non-interest-bearing account pending the completion of this Offering.  This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days.  There is no minimum number of shares that must be sold.  All subscription agreements and checks for payment of shares are irrevocable.

We will deliver stock certificates for shares of common stock purchased directly to the purchasers within 90 days of the close of this Offering or as soon thereafter as practicable.  We have engaged Action Stock Transfer Corp. as our  transfer agent.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value.  Specifically, the price does not bear any relationship to our assets, book value, historical earnings or net worth.

Shares of common stock offered by us	A maximum of 2,500,000 shares. There is no minimum number of shares that must be sold by us for the Offering to close.

Use of proceeds

We will apply the proceeds from this Offering to pay for professional fees and other general expenses.  The total estimated costs of this Offering ($65,000) exceeds the maximum amount of Offering proceeds ($25,000).

Termination of the Offering

This Offering will conclude when all 2,500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  We may in our discretion extend the Offering for an additional 180 days.

Risk factors

The purchase of our common stock involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market

None.  While a market maker has agreed to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares.  Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted a listing, a market for our common shares may not develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
	As of September 30, 2011	As of June 30, 2011
	(unaudited)

Current assets	$ 400	$-

Other Assets	$ 23,359	$4,500

Current liabilities	$ 20,040	$450

Stockholders’ equity	$ 3,719	$4,050

Operating:	For the Three Month Period Ended September 30, 2011	For the Period June 24, 2011 (inception) to June 30, 2011
	(unaudited)
Net revenues	$ -	$-
Operating expenses	$ 331	$5,950
Net (loss)	$ (331)	$(5,950)
Net (loss) per common share basic and diluted	$ (0.00)	$(0.00)
Weighted average number of shares outstanding – basic and diluted	10,000,000	4,285,714

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

AEM has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We are an early stage company and virtually have no financial resources. We have negative working capital of $19,640 and stockholders’ equity of $3,719 at September 30, 2011. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended June 30, 2011 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.

Because we have not commenced revenue-producing business operations, we face a high risk of business failure.

We were formed in June 2011. All of our efforts to date have related to developing our business plan and beginning business activities, including the acquisition, re-development and indexing of websites to reflect the alternative energy media industry.   Through September 30, 2011, we had no operating revenues. We face a high risk of business failure.

3.

Most of our competitors, which include well known websites like Yahoo, MSN and Reuters, have significantly greater financial and marketing resources than do we.

Most of our competitors, which include well known websites like Yahoo, MSN and Reuters, have significantly greater financial and marketing resources than do we. Many have sophisticated websites and the ability to advertise in a wide variety of media, including television. We will principally depend on the business contacts of our president and word of mouth. There are no assurances that our approach will be successful.

4.

AEM is and will continue to be completely dependent on the services of our founder and president, Matthew J. Zouvas, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

AEM’s operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Zouvas. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Mr. Zouvas or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Zouvas naming us as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

5.

We will be dependent on the alternative energy industry and news/media content suppliers.

Our financial prospects will be significantly dependent upon our sale of alternative energy media-related services. Alternative energy media consumption, including the attendance of alternative energy and clean tech conferences, reading materials, and paid-for content, is dependent on personal discretionary spending levels. As a result, sales of alternative energy media-related content, and the advertising on our websites tend to decline during general economic downturns and recessions. Accordingly, the current economic recession has led to a weakening in the fundamental demand for our services. In addition, unforeseen events beyond our control, such as a breakdown in alternative energy technologies, a failure to portray alternative energy and related technologies in a positive light, the lack of newsworthy stories and events taking place in the alternative energy industry, the imposition of taxes or surcharges by regulatory authorities towards alternative energy related services and products, also may adversely affect the alternative energy media industry and our business and results of operations.

6.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

Our revenues and operating results are likely to vary significantly from quarter to quarter because our industry experiences fluctuations, which reflect personal sentiment and interest for the alternative energy related media and services offered by our websites. We believe that traditional media consumption, home improvement, and energy savings related projects in the United States and Europe are higher in the fourth and first calendar quarters of the year as consumers are inside more, consume more energy-related resources for warmth, and are online more as opposed to the spring and summer months. In the second and third quarters of the calendar year, demand for online media consumption and online sales in general in the United States and Europe generally declines as people  are on vacation, travel more, and spend more time outside.

Because of these fluctuations and uncertainties, our operating results may fail to meet the expectations of investors. If this happens, the trading price of our common stock would almost certainly be materially adversely affected.

7.

Our business could be negatively affected by changes in search engine algorithms and dynamics or termination of traffic-generating arrangements.

We will utilize Internet search engines and other media related demand aggregation websites, principally through the use of alternative energy- and green tech-related keywords, to generate traffic to our websites. Search engines such as Google frequently update and change the logic which determines the placement and display of results of a user’s search, such that the placement of links to sites can be negatively affected. In addition, we are likely to purchase web traffic from a number of sources, including some operated by our competitors, in the form of pay-per-click arrangements that can be terminated with little or no notice. If one or more of such arrangements is terminated, or if a major search engine, such as Google, changes its algorithms in a manner that negatively affects the search engine ranking of our websites or our third-party distribution partners or changes its pricing, operating or competitive dynamics in a negative manner, our business, results of operations and financial condition would be adversely affected.

8.

Our success depends upon the continued commercial use of the Internet, and acceptance of online advertising as an alternative to offline advertising.

The percentage of the advertising market allocated to online advertising lags the percentage of time spent by people consuming media online by a significant percentage. Growth in our business largely depends on this distinction between online and off-line advertising narrowing or being eliminated. This may not happen in a way or to the extent that we currently expect. Many advertisers still have limited experience with online advertising and may continue to devote significant portions of their advertising budgets to traditional, offline advertising media. Accordingly, assuming that we succeed in commencing revenue-producing operations, we anticipate competing for advertising dollars with traditional media, including print publications, in addition to websites with higher levels of traffic. We believe that the continued growth and acceptance of online advertising generally will depend on its perceived effectiveness and the acceptance of related advertising models, and the continued growth in commercial use of the Internet, among other factors. Assuming that we succeed in commencing revenue-producing operations, any lack of growth in the market for various online advertising models could have an adverse effect on our business, financial condition and results of operations.

9.

Current questionable activities in the pay-per-click market may have an adverse affect on our business.

We understand that some firms that pay fees on a pay-per-click basis for marketing have found that some companies have used technologies that generate large numbers of questionable or phony clicks. In the industry, this is known as "click laundering." If this trend continues or is perceived to be getting worse, fewer companies may be willing to enter into pay-per-click arrangements.

10.

There are significant potential conflicts of interest

Our key personnel are required to commit time to our affairs and, accordingly, these individual(s) (particularly our president) may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, certain key personnel (particularly our president) may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Mr. Zouvas works as an independent consultant and provides business development and advisory services to his clients. He is paid an advisory fee, salary, bonus or commission depending upon the particular project, scope of work, or terms of advisory engagement.  Mr. Zouvas allocates his time towards projects where he can derive an income on a consistent basis. Because Mr. Zouvas is currently not receiving compensation from the Company for his services on an ongoing basis, he is presently devoting a majority of his time and attention on his client matters rather than on the Company’s business.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Mr. Zouvas specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us. A copy of this agreement is filed as Exhibit 10.1 to our Registration Statement, of which this prospectus is a part.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

11.

As a development stage company which has nominal assets and no revenue, we could be considered a "shell company" and therefore be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. We are not a blank check company because from inception we have had, and continue to have, a specific business plan which we have begun to implement.  Our balance sheet reflects that we have no cash and few assets and, therefore, we could be considered to be a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent shell companies from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, shell companies are required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes re-sales of restricted securities by shareholders of a shell company more difficult.

12.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

13.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

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pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

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provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

14.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business which would result in our being unable to continue as a going concern.

15.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only one director. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

16.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by Mr. Zouvas, our president, on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby. The sale of just a small number of shares increases the likelihood of no market ever developing for our shares.

17.

Since there is no minimum for our Offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost.

18.

The Offering price of our common stock has been determined arbitrarily.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors and is, therefore, arbitrary.  Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the Offering price as determined by our management. As a result, the price of the common stock in this Offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may lose a portion or all of their investment.

19.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000 shares) but unissued (87,500,000 shares) assuming the sale of 2,500,000 shares in this Offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to the then-prevailing market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

20.

The proposed aggregate proceeds of this Offering are less than the estimated cost of this Offering, so the Company will receive no economic benefits from the completion of this Offering.

Our shares currently have no trading activity.  The proposed aggregate proceeds of the Offering ($25,000) are substantially less than the proposed costs to complete this Offering ($65,000). We will, therefore, receive no financial benefit from the completion of this Offering and will have to pay for some of the costs of this Offering from the proceeds of operations or from other sources such as loans from officers or from related and unrelated parties.

21.

 Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

22.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market-maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts.  This means that the shares of a company can only be traded manually between accounts, which takes days and is not a realistic option for companies relying on broker dealers for stock transactions.  While DTC-eligibility is not a requirement to trade on the OTCBB, electronic trading is necessary to process trades on the OTCBB if a company’s stock is going to trade with significant volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” below.

23.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the “OTCBB” as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. The term “penny stock” is defined in Exchange Act Rule 3a51-1 as, among other things, as having a price of less than $5.00 per share as set forth in Exchange Act Rule 3a51-(1)(d). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will in all likelihood find it difficult to sell their securities.

24.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

25.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

26.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

27.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this Offering, our president will beneficially own an aggregate of approximately 44% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our president may be in a position to continue to elect our board of directors, influence all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

28.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (10,000,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 10,000,000 issued and outstanding shares of our common stock are owned by our president (5,500,000), and a business entity that sold us our various websites (4,500,000) and may be sold commencing one year from the date we are no longer considered to be a “shell” company. See “Market for Securities.”

29.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

30.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market (as a result of Sarbanes-Oxley), require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

31.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended, and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will apply the proceeds from the Offering to pay for accounting fees, legal and professional fees associated with this Offering. The total estimated costs of this Offering ($65,000) exceed the maximum amount of Offering proceeds ($25,000). We will pay all costs relating to this Offering. This amount in excess of the Offering proceeds ($40,000) will be paid as and when necessary and required or otherwise accrued on the books and records of AEM until we are able to pay the full amount due either from revenues or loans from related or unrelated parties.

AEM will pay for all costs and fees associated with this Offering in the following manner: (i) incidental fees and costs associated with this Offering, which include all fees and expenses of the Offering with the exception of Accounting and Legal fees and expenses, will be paid first or in chronological order as submitted to management; and (ii) legal fees due and owing to our securities counsel will be deferred and paid when available as per the engagement agreement entered into with The Krueger Group, LLP in August 2011.

Our plans will not change regardless of whether the proceeds are raised, except to the extent that as indicated in MD&A “Liquidity” section.  The Company is responsible for all costs relating to this Offering if such costs are not paid within six months of the effective date of the Company’s Registration Statement of which this Prospectus is a part.

THIS OFFERING

We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our president and chief executive officer, Mr. Zouvas, will attempt to sell the shares. We do not have an underwriter.  This prospectus permits our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Zouvas intends to offer and sell the shares to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, the telephone, the Internet and personal contacts.

In connection with AEM’s selling efforts in this Offering, Mr. Zouvas will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Zouvas is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Zouvas will not be compensated in connection with his participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Zouvas is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, Mr. Zouvas will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Zouvas will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this Offering will be payable to The Krueger Group, LLP – Attorney-Client Escrow Account. AEM’s escrow agent, The Krueger Group, LLP, acts as our legal counsel and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to The Krueger Group, LLP at the address provided in the Subscription Agreement.

AEM will receive all proceeds from the sale of the 2,500,000 shares being offered. The price per share is fixed at $0.01 for the duration of this Offering.

All subscription funds will be held in a noninterest-bearing Account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 2,500,000 shares are sold), unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of this Offering or as soon thereafter as practicable.  The Company intends to engage a transfer agent to assist in the certification and delivery of the shares to investors.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The Offering may terminate on the earlier of:

i.	the date when the sale of all 2,500,000 shares is completed, or

ii.	180 days from the effective date of this document or any extension thereto.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in this stock.

DETERMINATION OF OFFERING PRICE

The Offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the Offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the Offering price.

DILUTION

“Dilution” represents the difference between the Offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of this Offering are substantially less than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose the entire value of their shares purchased in that each purchased share will have a negative net book value of ($0.003). The net book value of existing shareholders’ shares will also decrease from $0.0004 to ($0.003) because the estimated costs will exceed the proceeds received from this Offering.

DIVIDEND POLICY

Since inception, we have never paid cash or any other form of dividend on our common stock.  We do not anticipate paying cash dividends in the foreseeable future. Any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts.  This means that the shares of a company can only be traded manually between accounts, which takes days and is not a realistic option for companies relying on broker dealers for stock transactions.  While DTC-eligibility is not a requirement to trade on the OTCBB, electronic trading is necessary to process trades on the OTCBB if a company’s stock is going to trade with significant volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

There is no AEM common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, all current shares of our outstanding common stock are held by Mr. Zouvas, our president (5,500,000 shares), and Windstream Partners, LLC (4,500,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•

1% of the total number of our common shares then outstanding; or

•

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on an exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1.

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2.

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.

at least one year has elapsed from the time the issuer filed the current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we could be considered to be a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our two stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available, typically by means of issuing periodic press releases.

However, no assurance can be given as to:

•

the likelihood of a market for our common shares developing,

•

the liquidity of any such market,

•

the ability of the shareholders to sell the shares, or

•

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on June 24, 2011 and acquired our websites on June 28, 2011. All of our business activity through September 30, 2011 involved incorporation efforts, planning and acquiring the websites, as well as preparation of this Offering. We incurred minor costs to maintain the websites and failed to earn any revenue for traffic that visited our sites for the period ended September 30, 2011.

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in its report emphasizing the uncertainty of our ability to remain a going concern. We will provide Internet search and advertising services that facilitate access to alternative energy information relevant to specific topics of interest, products and related services on the Internet. Our principal sources of revenue are anticipated to include:

•

Pay per click (PPC) advertising from providers;

•

Lead generation when we receive a commission for sending users of our websites to third party providers who complete an inquiry form or provide an email submission as a qualified lead;

•

Affiliate revenue from various companies, usually offered through an affiliate network such as ClickBank, Commission Junction, or the like whereby we receive a commission for sales of  products or services that occur from traffic that we direct to their site;

•

Sponsorship advertising when we obtain a corporate sponsor to directly advertise on a section of, or our entire, site; and

•

Directory listings when local companies and service providers pay to have a premium listing on our sites and the functionality of the directory listings is upgraded and offered into each one of our websites.

Each of the services described above will be found at any one of our geographically specific web destinations:

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenue from our Internet sites to meet all of our obligations on a timely basis. In the early stages of our operations we intend to keep costs to a minimum. The cost to house the various websites is collectively $75 per month. We will gradually introduce advertising services to improve our sites' positions in general search engines such as Google, Yahoo and Bing (Microsoft).

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

We will pay all costs relating to this Offering estimated at $65,000. This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues or loans providing sufficient capital. We entered into a written engagement agreement with our legal advisors in connection with this Offering, The Krueger Group, LLP, in August 2011 which provides for hourly billing not to exceed $50,000 in total attorneys’ fees.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, we may need to seek additional financing sources to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment, and for continued operations.

AEM will pay for all costs and fees associated with this Offering in the following manner: (i) incidental fees and costs associated with this Offering, which include all fees and expenses of the Offering with the exception of Accounting and Legal fees and expenses, will be paid first or in chronological order as submitted to management; and (ii) legal fees due and owing to our securities counsel will be deferred and paid when available as per the engagement agreement entered into with The Krueger Group, LLP in August 2011. If we are unable to obtain the financing from this Offering, we will seek alternative forms of financing from our management and shareholders, as well as from other third parties, and attempt to hire a licensed financial advisor to help facilitate a financing. In addition, we will be request that our professional advisors accrue their fees until such time, if any, that capital becomes available to pay for their services. Furthermore, we will attempt to maintain operations from our available capital and postpone our business plans for expansion until additional capital becomes available.

Since acquiring the three websites, most of our resources and work have been devoted to planning our business, implementing systems and controls, and completing our registration statement. Our initial plan of operation entailed acquiring three websites and indexing them with the three major search engines, Google, Yahoo and Bing.  We have also integrated traffic reporting and revenue tracking for each site, and implemented an internal system of legal and financial controls.  Assuming that we are successful in obtaining additional financing after this Offering, for which there can be no assurance, we next intend to implement additional internal controls and to pursue a marketing plan to attract a larger audience of consumers and thereby generate advertising revenue from advertisers that want a presence on our sites. At present, our internal controls include the use of QuickBooks software to account for all of our finances, including accounts payable and receivable, and conduct regular communications with our outside auditors and attorneys.  Over time, we intend to hire a Chief Financial Officer on at least a half-time basis who will oversee our internal controls and manage directly our professional relationships with our vendors, suppliers, attorneys and accountants.  We anticipate that the timeframe for implementing these internal systems and controls is approximately 12 to 18 months, assuming monies are available to fund the implementation of these internal systems and controls.  The associated costs of implementing these internal systems and controls include past payments to our accountants and auditors of approximately $10,000, future payments on a yearly basis to our auditors and accountants of approximately $50,000, and approximately $60,000 for the hiring and retention of a Chief Financial Officer on a half-time basis.

The scope of our intended marketing strategy will depend upon our then-available budget, if any.  We intend to utilize advertising and sponsored links on the major search engines for relative keywords associated with the alternative energy industry, and advertising in print publications and select industry based journals.  Additional aspects of our intended marketing plan will include writing articles and producing new content that can be syndicated or published with other leading websites associated with the alternative energy industry. If our budget permits, we also plan to attend trade shows and conferences related to the alternative energy industry.  As the traffic and branding of our websites increase, we anticipate that advertising revenue will also increase., including from participants in the alternative energy industry that desire to sponsor certain sections of our websites.  Our marketing plan is expected to be an ongoing facet of our business, however we are uncertain at this time if our marketing plan can be funded.  We anticipate that we would spend between $25,000 to $50,000 in the first year on marketing efforts, assuming that we obtain funding after this Offering.  In addition, as funds are available, we intend to hire.  Over time, we intend to hire a Chief Marketing Officer on at least a half-time basis who will oversee our marketing efforts and manage directly our professional relationships with our advertisers and retailers. We anticipate that the timeframe for implementing these marketing strategies is approximately 12 to 18 months, assuming monies are available to fund the implementation of these marketing strategies.  The associated costs of implementing these marketing include payments of approximately $50,000 during the first 18 months, and approximately $60,000 for the hiring and retention of a Chief Marketing Officer on a half-time basis.

Once we become a publicly traded company, we will pursue additional financing options to begin the work to update and enhance our three websites and initiate our marketing plans. Our enhancements will include incorporating different kinds of content into our websites such as video, editorial content, articles, and business directories, as well as integrate various forms of ecommerce to provide a highly interactive forum and valuable resource for our end-user customers and audience. Once a sustained level of traffic and unique users visit our websites, we will begin introductory marketing on a direct basis or through advertising agencies and public relations firms to attract businesses, such as solar panel installers, energy efficiency consultants, home improvement contractors that utilize green or clean technology, solar water heater vendors, vendors of products associated with the alternative energy industry, third party advisors to the alternative energy industry, including engineering firms, consulting firms, law firms, and accounting firms, and the like,  to advertise on our sites. We believe that the work needed to complete the upgrades and enhancements for each website will range from $15,000 to $40,000 over the next 12 to 18 months if outside contractors and experts are used. If we can raise funding to outsource these procedures, of which there are no assurances, we anticipate that we can complete a majority of the intended functionality and features to our websites within approximately one year. If we have to use our internal resources only, the process will likely take much longer and will be done one website at a time. To do this we would use friends and associates of management and freelance programmers and others who would work with us on a part-time basis. The freelancers will be people who help us after work at their principal places of employment or professionals who are temporarily unemployed. They will have the capabilities of doing the required tasks but will be unable to provide continuous time to the undertaking. There can be no way to estimate how much time or costs would be required in that case. If we are unable to raise any funds, the cash costs would have to be provided by our president to the extent that he is capable of providing funds. Our goal would be to have all three websites up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if obtained, will be sought from former business associates of our founder and president or private investors referred to us by those business associates. At present, it is uncertain whether our founder and president is willing to lend or invest any additional funds of his own after this Offering into the Company, nor has the Company commenced negotiating with him the terms of any such financing.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. We anticipate that once we become a publicly-traded company, our ability to obtain the required funding to further enhance our websites and continue with or business plan may improve.    If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees, consultants or independent contractors, or to fund acquisitions, wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the sites that we have acquired to implement our intended marketing plan, or to implement our intended enhancement to our system of internal controls. .

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower.  These obligations will reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment until the Company is publicly-traded.  We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. Issuing shares of our common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of AEM because the shares may be issued to parties or entities committed to supporting existing management. We may offer shares of our common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them. There are no other significant liabilities at September 30, 2011.

As of September 30, 2011, we owed $5,200 in connection with organizational costs and the costs of this offering,   to Internet Finance International Corporation, a corporation that is wholly owned by Chris Kern, the husband of Elizabeth Kern.  We also owed $4,750 to two unrelated parties for the costs associated with this offering. These loans are unsecured and carry no interest rate or repayment terms.  The proceeds were used for basic working capital purposes.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

We have implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal trend in our business although having just commenced operations it is too early for management to identify the impacts of seasonal trends on our business.  However, we anticipate our revenues and operating results are likely to vary significantly from quarter to quarter because our industry experiences fluctuations, which reflect personal sentiment and interest for the alternative energy related media and services offered by our websites.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, or obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated under the laws of the State of Nevada on June 24, 2011.  We acquired websites and domain names from Windstream Partners, LLC on June 28, 2011. At November 18, 2011, we had one employee, our founder and president, Mr. Zouvas. Through June of 2012, Mr. Zouvas will devote at least five hours a week to us but may increase the number of hours as necessary.

The Company issued 5,500,000 shares of its common stock to Mr. Zouvas at inception in exchange for organizational services rendered incurred upon incorporation. Following our formation, we issued 4,500,000 shares of our common stock to Windstream Partners, LLC, in exchange for three domain names or websites all of which are currently available online in various forms, and otherwise may be redeveloped during the next year, with additional content and technology partners to provide online alternative energy media related services. Windstream Partners, LLC is controlled by Elizabeth Kern.  We have secured and registered each of our domain names. Each of our websites has been launched, is active, and has the ability to generate revenues. The costs we incur to maintain our websites includes hosting costs, which amount to approximately $10.00 per month for each of our three websites. We incur additional website development charges when they are performed, of which there have been none to date. In order to begin earning revenues, we need to engage in consumer marketing to generate traffic to our sites, as well as attract advertisers that desire to promote their goods and services on our websites.  In addition, we believe that enhancing our websites with additional features and content may have a positive impact upon our ability to generate revenues.

We are a development stage company and have no financial resources. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their Report on our Financial Statements that “the Company has not established a source of revenue or financing, which raises substantial doubt about its ability to continue as a going concern.”

We will derive revenue from the sale of advertising, sponsorships, directing listings, affiliate commission revenue, lead generation, product sales, and related services to the alternative energy and clean tech sectors.  In addition, we may derive revenue from various forms of advertising on our targeted websites with ads placed on our sites from large search engine companies such as Google and Yahoo and to small businesses that are seeking to purchase Internet traffic from potential purchasers of the goods or services that the business owner is offering as well as affiliate-based revenue which include commissions on alternative energy products and related services.

The principal products and services that we will provide through our websites are:

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Alternative energy related media and content,

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Products that relate to alternative energy, clean technology, and energy savings (such as solar panels, books on alternative energy, and small wind turbines)

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Services that relate to energy savings, clean technology, and alternative energy (such as solar panel installers, energy efficiency audits, waste to energy technologies, and environmental consulting firms).

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Advertisements for conferences and other educational related events that relate to the alternative energy industry

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Directory listings to service providers and vendors that provide products and related services to the alternative energy industry.

Please note that the above products and services will be provided by third parties and not directly by us. We act as a central resource and portal that enables our users to find and access the resources and information about vendors and products in the alternative energy industry.

Our principal sources of revenue will be:

▪

Pay per click (PPC) advertising from providers (PPC is an Internet advertising model used on websites, in which advertisers pay their host only when their ad is clicked. With search engines, advertisers typically bid on keyword phrases relevant to their target market. Content sites commonly charge a fixed price per click rather than use a bidding system - revenue code: ppc) ;

▪

Lead generation represents a visitor on our website completing a form or clicking on a link that refers that visitor as a potential customer and lead to another third party that provides a particular product or service.  Once the lead is received by the third party, the Company receives a lead referral fee. (revenue code: lgn);

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Affiliate revenue from a company, usually offered through an affiliate network such as ClickBank, Commission Junction, or the like whereby we receive a commission pursuant to the sale of a product or service that occurs from the traffic directed to their site (revenue code: aff);

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Sponsorship advertising is when we obtain a corporate sponsor to directly advertise on a section or our entire site (revenue code: spa); and

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Directory listings are when local companies and service providers pay us to have a premium listing on our sites and the functionality of the directory listings is upgraded and offered into each one of our websites (revenue code: dir).

Each of the services described above may be found at any one of our web sites identified below:

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AlternativeEnergyMedia.com – currently provides information on products and resources within the alternative energy industry. This website is enabled by our content partner, Domain Holdings, which is also the content partner for our other websites. AlternativeEnergyMedia.com will be redesigned to act as the Company’s portal for all of our corporate related communications and to promote our initiatives towards alternative energy and clean technology, as well as act as a hub to connect with our other websites.

▪

AlternativePowerMall.net – acts as an e-commerce store that provides a wide variety of products relative to alternative energy and clean technology. This website is also enabled through our content partner, Domain Holdings, whereby we receive a fee on a per click-thru basis for any products that are clicked on. Future planned services include lead generation, directory listings, and sponsorships.  Current revenue capabilities: ppc, aff,

▪

SolarPowerProducts.us – acts as a media venue that covers products and related services focused on solar power. We intend that this site also have direct ecommerce capabilities or direct affiliations with solar product manufacturers in order to generate affiliate revenues, product sales, lead generation, and directory listings. Current Revenue Capabilities: ppc, aff

We have undertaken limited redevelopment of each of our websites. Each domain name and respective website was originally a text-based website that just housed links to advertisers that served advertisements from major companies including Yahoo or Google. Shortly after we acquired the websites and domain names, we changed our content partners and the focus of our websites became more highly associated with the alternative energy industry.  In addition, we added a more graphical and appealing content presentation, as well as an array of alternative energy products that are displayed on the websites. These changes required relatively minimal programming and we incurred no additional costs or expenses because these changes were included as part of the Company’s original purchase of the domains and websites.

We will make arrangements for earning fees either:

▪

By entering direct agreements with companies offering alternative energy products and services that provide an affiliate program, or lead generation programs, most of which can be set up and managed online, or

▪

Through a PPC marketing or Internet advertising firm that specializes in Internet marketing and online advertising. We intend to use services offered by firms such as Google, Yahoo, or Domain Holdings, or any combination thereof, for our PPC marketing, and use any one or more of the affiliate networks for our alternative energy affiliate revenue sources.

Our procedures may be referred to as parked domain monetization, which is a technique used primarily by domain name registrars and Internet advertising publishers to monetize type-in traffic visiting a parked or minimally developed domain name. Type-in traffic is a term describing visitors landing at a web site by entering a keyword or phrase (with no spaces or a hyphen in place of a space) in the web browser's address bar (and adding .com or any other generic top-level domain or country code top-level domain such as .us). The domain name will usually go to a web page containing advertising listings and links. These links will be targeted to the predicted interests of the visitor and may change dynamically based on the results that visitors click on. Usually the domain holder is paid based on how many links have been visited (e.g. PPC) and on how beneficial those visits have been. The keywords for any given domain name provide clues as to the intent of the visitor before arriving.

We will work to negotiate agreements with websites and others to maximize banners and PPC arrangements. We have a number of key website names to be used for this purpose. We cannot predict the likelihood or timing of our success, however.

Timing

Since acquiring the three websites, most of our resources and work have been devoted to planning our business, implementing systems and controls, and completing our registration statement. When those procedures are done, and we have succeeded in raising additional capital which is not part of this Offering, of which there can be no assurance, we will begin the work to update and further enhance our three websites. We will then need to begin introductory marketing to attract retailers to advertise on our sites. We believe that the work needed to enhance and complete each website will range from $15,000 to $40,000 per site over the next 12 to 18 months if outside contractors and experts are used. If we can raise funding to outsource these procedures, of which there are no assurances, we can open at least some of the additional functionality and revenue channels on our websites within approximately one year. If we have to use our internal resources only, the process will take much longer and will be done one website at a time. There can be no way to estimate how much time would be required in that case. Our goal would be to have all three websites up and running with the added functionality and multiple revenue channels within one year, but there is no way of estimating what the likelihood of achieving that goal is.

Competition

We will compete with companies that provide both mainstream and specialty niche oriented content and media sites focused within the alternative energy and clean technology sectors, as well as referral and affiliate programs and advertising services that are similar to our services. Many current and potential competitors have and can devote substantially greater resources to promotion, website and systems development than we can. In addition, as the use of the Internet and other online services increases, larger, well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of Web directories, search and information services or advertising solutions. Existing providers of Web directories, search and information services or advertising solutions may continue to consolidate.

In addition, we cannot provide any assurance that another search service will not successfully offer a competitive affiliate/referral advertising service. We believe it is likely that there will be additional entrants to the affiliate/referral search market. These competitors will compete against us for affiliate arrangements. This competition could cause us to enter into affiliate agreements with less favorable terms or lose affiliates or potential affiliates.

We will face competition for user traffic within the search marketplace, which affects the number of paid introductions on our service. If the users of these affiliates prefer the services offered by the competitors with whom we do not have a relationship, the businesses of our affiliates may suffer.  This may in turn have a material adverse effect on our business, operating results and financial condition. In addition, many of our affiliates compete with one other, and this may make it difficult for us to develop some affiliate relationships.

We also compete with providers of pay-per-click search services and other search services, Internet service providers, other websites and advertising networks such as Double-Click, Inc. and 24/7 Media, Inc., as well as traditional offline media such as television, radio and print and direct marketing companies, for a share of advertisers total advertising budgets. Accordingly, we may face increased pricing pressure for the sale of advertisements and direct marketing opportunities. This could have a material adverse effect on our business, operating results and financial condition.

We will compete using our ability to develop opportunities that we will be able to take advantage of quickly. However, we cannot predict the likelihood or timing for our success. No assurances can be given that our competitive strategy will have any success.

Intellectual Property

We have no patents or trademarks.

Government Regulation and Industry Standards

There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of products and services. Moreover, the application to the Internet of existing laws governing issues such as intellectual property ownership and infringement, pornography, obscenity, libel, gaming, employment and personal privacy is uncertain and developing. Any such legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet in general, prevent us from delivering our content in different parts of the world and increase our costs of selling products or otherwise operating our business.

Furthermore, legislation regulating online content could limit the growth in use of the Internet generally and decrease the acceptance of the Internet as an advertising and e-commerce medium.

Websites typically place identifying data, or cookies, on a user's hard drive without the user's knowledge or consent. We and many other Internet companies will use cookies for a variety of different reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts. Most currently available Web browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drive.

Some privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. In addition, the European Union and many countries within the EU have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the U.S. as well, and the U.S. Federal Trade Commission has taken action against website operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our websites. Fears relating to a lack of privacy could also result in a reduction in the number of our users and subscribers which could harm our business and financial results.

Employees

As of November 18, 2011, we had one employee, our founder and president, Mr. Zouvas. Through June of 2012, Mr. Zouvas will devote at least five hours a week to us and may increase the number of hours as necessary. There is no written employment contract or agreement. We will also use independent contractors and consultants to assist in many aspects of our business on an as-needed basis pending financial resources that become available to us.

Property

Our office and mailing address is 3160 Camino Del Rio South, Suite Number 310, San Diego, California 92108. This space is provided to us by a friend of our founder and president free of charge. There is no written lease agreement.

Litigation

To our knowledge, we are not a party to any current, pending, or threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Matthew J. Zouvas	48	President, CEO, principal executive officer, CFO, treasurer, chairman, principal financial officer and principal accounting officer

Matthew J. Zouvas graduated from San Diego State University with a Bachelor of Arts and Science degree in 1993.  Mr. Zouvas has 13 years of sale experience in various markets.  In 1994 Mr. Zouvas started his sales career in the healthcare market.  As an account manger he was responsible for soliciting turn-key solutions for products and services within healthcare targeting end-users and governmental entities.  In 1999 Mr. Zouvas was the Vice President of Corporate Sales with Cashwave where he was responsible for developing national sales to key accounts, as well as for growing distribution and marketing channels for Cashwave’s ATM machines.  In 2002 Mr. Zouvas took his experience and with a partner, started Liberty Lead Source (“LLS”), where Mr. Zouvas was the vice president and director of sales. Mr. Zouvas was not an officer or director of LLS, nor was he a shareholder.   Liberty Lead Source acquired database leads that were then sold or licensed to large on-line Mortgage and debt consolidation retailers and service providers. During June of 2005, Mr. Zouvas left LLS due to family medical issues. Subsequently, the founding partner of LLS ceased operations during April of 2006 due to dramatic changes and regulations associated with internet marketing and procuring online mortgage leads and debt consolidation leads, as well as the absence of Mr. Zouvas.  From November 2006 through February of 2007, Mr. Zouvas served as a member of the Board of Directors of Power-Save Energy Company, a public company. Mr. Zouvas did not have any managerial or operational responsibilities nor did he have an ownership position in Power-Save prior to or during his directorship at Power-Save. Power-Save was originally founded in September, 2005 to develop and sell products associated with saving electricity and alternative energy products to the consumer market. During September 2006, Power-Save was acquired by Safari Associates, Inc. and became a publicly traded company. Since its founding, Power-Save successfully built its business and sells a number of products still today, which include electricity savings devices for homeowners, renewable energy devices, photovoltaic (solar) electric systems, and wind turbines to produce electricity from wind energy. Mr. Zouvas’ involvement with Power-Save did not involve the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, except expressly to the extent as may be described herein. Since 2007, Mr. Zouvas has been working as a legal assistant at The Zouvas Law Group, P.C.  Mr. Zouvas is a founder of Isabella’s Gift which is a not-for-profit foundation that was established to help raise money for the Rady Children’s Hospital in San Diego for children battling cancer.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

We are not requiring any member of management to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer, and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we have entered into a written agreement with Mr. Zouvas specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In June 2011 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

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honest and ethical conduct,

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full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

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compliance with applicable laws, rules and regulations,

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the prompt reporting violation of the code, and

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accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on June 30, 2012. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of AEM:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

engaging in any type of business practice; or

iii.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.

was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation”.

All directors will be reimbursed by us for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will consider applying for officers’ and directors’ liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from June 24, 2011 (inception) to June 30, 2011, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
[1] Matthew J. Zouvas CEO, CFO and Director	2011	-	-	-	-	-	-	5,500	5,500

1Mr. Zouvas received 5,500,000, shares of common stock of the Company for organizational services which was valued at $5,500. The Company does not intend on issuing any additional shares to Mr. Zouvas for organizational costs or services or for his activities as a director.

There is no formal employment arrangement with Mr. Zouvas at this time. Mr. Zouvas’ compensation has not been fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Mr. Zouvas’ compensation amounts will be formalized if and when his annual compensation exceeds $50,000.

Grants of Plan-Based Awards Table

Our Named Executive Officer did not receive any grants of stock, option awards or other plan-based awards during the period ended June 30, 2011. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

Our Named Executive Officer did not exercise any stock options, and no restricted stock units held by our Named Executive Officer vested during the period ended June 30, 2011. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

Our Named Executive Officer did not have any outstanding stock or option awards as of June 30, 2011 that would be compensatory to the officer. We have not issued any awards to our Named Executive Officer. We may grant awards as we see fit to our employees, as well as to key consultants.

PRINCIPAL SHAREHOLDERS

As of November 18, 2011, we had 10,000,000 shares of common stock outstanding which are held by two shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of November 18, 2011; of all directors and executive officers of AEM; and of our directors and officers as a group.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent of Class
			Before Offering	After Offering(d)
Common	Matthew J. Zouvas	5,500,000	55%	44%
Common	Windstream Partners, LLC (c)	4,500,000	45%	36%

	All Directors and Officers as a group (1 person)	5,500,000	55%	44%

(a) The address for purposes of this table is the Company’s address which is 3160 Camino Del Rio South, Suite # 310, San Diego California 92108.

(b) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.  No options, warrants or convertible securities have been issued or are presently outstanding.

(c)  Windstream Partners, LLC is wholly-owned and controlled by Elizabeth Kern. It received shares for selling various websites and domain names to the Company on June 28, 2011. These websites and domain names are critical to our business.

(d) Assumes the sale of the maximum amount of this Offering (2,500,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the Offering would be 12,500,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of AEM is Mr. Zouvas, our chief executive officer, president and chief financial officer.

We issued 5,500,000 shares of our common stock to its President and Chief Executive Officer in exchange for organizational services rendered upon incorporation in June 2011 and for professional services rendered. These services were valued at $5,500.

Windstream Partners, LLC is owned and controlled by Elizabeth Kern. It received 4,500,000 shares of our common stock for selling the various websites to us. The value of the websites we purchased was $4,500 which approximates the cost that Windstream Partners, LLC incurred in acquiring the domain names and websites.

As of September 30, 2011, we owed $5,200 in connection with organizational costs and the costs of this offering, as an interest-free demand loan from Internet Finance International Corporation, a corporation that is wholly owned by Chris Kern, the husband of Elizabeth Kern.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on June 24, 2011. AEM is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 10,000,000 shares of our common stock issued and outstanding as of November 18, 2011 that are held by two shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding the negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock", the protection provided by the federal securities laws relating to forward looking statements does not apply to us because our shares are considered to be penny stocks for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the Financial Industry Regulatory Authority (FINRA), or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

1.

the articles of incorporation, and all amendments thereto,

2.

bylaws and all amendments thereto; and

3.

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year hereafter. Investors can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form 10-SB we will be subject to these statutes as our Articles of Incorporation do not exempt us from them.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

▪

the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

▪

our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 2469 E. Fort Union Blvd., Ste 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by two shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Zouvas, president of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Zouvas. The intended methods of communication include, without limitation, telephone calls and e-mails to personal contacts. In his endeavors to sell this Offering, Mr. Zouvas will not engage in general solicitation or use any mass advertising methods over the Internet or through the print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Zouvas will not receive commissions for any sales originated on our behalf. We believe that Mr. Zouvas is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Zouvas:

1

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.

Is not an associated person of a broker or dealer; and

c.

Meets the conditions of the following:

i.

Primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker-dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the Offering will be sold.

The proceeds from the sale of the shares in this Offering will be payable to The Krueger Group, LLP – Attorney-Client Escrow Account, and will be deposited in a noninterest-bearing bank account until this Offering is completed. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account pending closing, and no funds shall be released to AEM until this Offering is completed. Thereafter, the escrow agreement shall terminate.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

We will pay all expenses incident to the registration, Offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchaser of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. The term “penny stock” is defined in Exchange Act Rule 3a51-1 as, among other things, as having a price of less than $5.00 per share as set forth in Exchange Act Rule 3a51-(1)(d). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide AEM with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

We do not have any current plans to become a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by The Krueger Group, LLP, La Jolla, California.

EXPERTS

The financial statements of AEM as of June 30, 2011 and for the period June 24, 2011 (inception) to June 30, 2011 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of PLS CPA, P.C. given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim period ended September 30, 2011 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this Offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Alternative Energy Media, Inc.

3160 Camino Del Rio South, Suite 310

San Diego, California 92108

(619) 688-1799

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

_____________________________________________________________________________________________

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Alternative Energy Media, Inc.

We have audited the accompanying balance sheet of Alternative Energy Media, Inc. (A Development Stage “Company”) as of June 30, 2011 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 24, 2011 (inception) to June 30, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alternative Energy Media, Inc. as of June 30, 2011, and the result of its operations and its cash flows for the period from June 24, 2011 (inception) to June 30, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA

____________________

  PLS CPA

August 8, 2011

San Diego, CA. 92111

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Balance Sheet

June 30, 2011

ASSETS

CURRENT ASSETS:
Cash	$-

OTHER ASSETS:
Websites – Domain Names	4,500
TOTAL ASSETS	$4,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued expenses	$450
TOTAL LIABILITIES	450

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 10,000,000 shares issued and outstanding	10,000
Deferred offering costs	-
Deficit accumulated during development stage	(5,950)
TOTAL STOCKHOLDERS’ EQUITY	4,050

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,500

See notes to the financial statements.

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Statement of Operations

For the Period June 24, 2011 (inception) through June 30, 2011

Revenue	$-

Expenses:
Organizational expenses	5,950

Loss before provision for income taxes	5,950

Provision for income tax	-

Net loss	$(5,950)

Basic and diluted loss per share	$(0.00)

Weighted average common shares outstanding - basic and diluted	4,285,714

See notes to the financial statements.

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Statement of Stockholders’ Equity

	Common Stock	Common Stock Amount	Additional Paid- in-capital	Deferred Offering Costs	Retained Deficit	Total
Balance - June 24, 2011 (date of inception)	-	$ -	$ -	$ -	$ -	$ -
Shares issued for services on June 28, 2011	5,500,000	5,500				5,500
Shares issued to acquire websites and domain names on June 28, 2011	4,500,000	4,500	-	-	-	4,500
Net loss	-	-	-	-	(5,950)	(5,950)
Balance - June 30, 2011	10,000,000	$10,000	$ -	$ -	$(5,950)	$ 4,050

See notes to the financial statements.

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Statement of Cash Flows

For the Period June 24, 2011 (inception) through June 30, 2011

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(5,950)
Shares issued for organizational expense	5,500
Increase in accrued expenses	450
Net Cash Provided (Used in) by Operating Activities	-
CASH FLOW FROM FINANCING ACTIVITIES	-
CASH FLOW FROM INVESTING ACTIVITIES	-
CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:
Interest	$-
Income taxes	$-
Non-cash investing and financing activities:
Stock issuance for acquiring websites and domain names	$4,500

See notes to the financial statements.

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Notes to the Financial Statements

June 30, 2011

NOTE 1 – ORGANIZATION

Alternative Energy Media, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2011. The Company issued 5,500,000 shares of its common stock to its founder following inception in exchange for organizational costs incurred upon incorporation. On June 28, 2011 the Company issued 4,500,000 shares of its common stock to Windstream Partners, LLC (“Windstream”), as consideration for the purchase of 3 websites and/or domain names. Windstream paid $4,500 to acquire the domain names and websites. The acquisition was valued at $4,500.

The Company has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board ("FASB") Accounting Standards Codification ("ASC") 915, Development Stage Entities.

The Company will provide Internet search and advertising services that facilitate access to alternative energy information on the Internet relevant to specific topics of interest, products and related services.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30, fiscal year-end.

b. Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c. Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d. Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.  The Company has adopted the provisions of ASC 260.

e. Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f. Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g. Advertising

Advertising will be expensed in the period in which it is incurred. There has been no advertising expense in the reporting period presented.

h. Website and Related Software Costs

Certain direct purchase and related development costs associated with websites and related software are capitalized and include external direct costs of services and payroll costs for employees devoting time to the software projects principally related to software coding, designing system interfaces and installation and testing of the software. These costs are recorded as property and equipment and will be amortized over a period of three to five years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs are expensed as incurred.  The acquisition of the websites and related domain names will be amortized over a five year period on a straight line basis.

i. Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In April 2009, the FASB issued an update to ASC 820, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, which provides guidance on determining fair value when there is no active market or where the price inputs being used represent distressed sales. This update to ASC 820 was effective for interim and annual periods ending after June 15, 2009 and was adopted by the Company. The adoption did not have a material impact on the Company’s   financial statements.

In May 2009, the FASB issued ASC 855, “Subsequent Events.” ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, was effective for interim or annual periods ending after June 15, 2009. The Company adopted this standard.

In June 2009, the FASB issued ASU 2009-17, Consolidation (ASC 810) “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This new standard also requires additional disclosures about an enterprise’s involvement in variable interest entities. The Company adopted this pronouncement. There was no impact on its financial statements.

In June 2009, the FASB issued ASC 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.” ASC 105 establishes the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative accounting and reporting standards in the United States for all non-government entities, with the exception of the Securities and Exchange Commission and its staff. It does not include any new guidance or interpretations of US GAAP, but merely eliminates the existing hierarchy and codifies the previously issued standards and pronouncements into specific topic areas. The Codification was adopted by the Company for its financial statements ending June 30, 2011.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll-forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. The Company does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance which does not have a material impact on its financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $450 and a deficit accumulated during the development stage of $5,950 at June 30, 2011.  As of June 30, 2011, it had not generated any revenue and had no committed sources of capital or financing.

While the Company is attempting to generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  The Company’s budget for the next twelve months calls for approximately $25,000 - $50,000 for operational working capital and professional fees to maintain the requirements of being a public company, an estimated $15,000 - $40,000 per website to redevelop and enhance their functionality and revenue generation potential, and an additional $8,000 to $16,000 in marketing expenses for each website. Management believes the Company can raise adequate capital to keep the Company functioning for at least the next twelve months through June 30, 2012.

Management believes sufficient funding can be secured by obtaining loans, as well as offerings of preferred and common stock through private placements to institutional and other finance sources. However, no assurance can be given that the Company can obtain additional working capital, or if obtained, that such funding will not cause substantial dilution to shareholders of the Company. If the Company is unable to raise additional funds, it may be forced to change or delay its contemplated business plan. Management believes the process and probability to raise additional capital will be easier to accomplish and be more cost effective once the Company becomes a publicly traded company.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Company issued 5,500,000 shares of its common stock to its incorporator, chief executive officer and president for organizational services rendered. These services were valued at $5,500. Following its formation, the Company issued 4,500,000 shares of our common stock to Windstream, as consideration for the purchase of 3 websites and/or domain names. Windstream paid $4,500 to acquire the domain names and websites. The acquisition of the websites and/or domain names was valued at $4,500.

At June 30, 2011, there are 10,000,000 shares of common stock issued and outstanding.

NOTE 5 – COMMITMENTS

The Company is obligated to certain professionals for costs related to its direct public offering.

NOTE 6 – INCOME TAXES

As of June 30, 2011, the Company had net operating loss carry forwards of $5,950 that may be available to reduce future years’ taxable income through 2031.

As of June 30, 2011

Deferred tax assets:
Net operating tax carry forwards	$2,321
Other	-
Gross deferred tax assets	2,321
Valuation allowance	(2,321)

Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through August 8, 2011, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Balance Sheets

	September 30, 2011 (unaudited)	June 30, 2011 (audited)
ASSETS

CURRENT ASSETS:
Cash	$400	$-
OTHER ASSETS:
Deferred offering costs	19,084	-
Websites – Domain Names, net	4,275	4,500
TOTAL OTHER ASSETS	23,359	4,500
TOTAL ASSETS	$23,759	$4,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued expenses	$10,090	$450
Loans – related parties	5,200	-
Loans – unrelated parties	4,750	-
TOTAL LIABILITIES	20,040	450

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 10,000,000 shares issued and outstanding	10,000	10,000
Additional paid in capital	-	-
Deficit accumulated during development stage	(6,281)	(5,950)
TOTAL STOCKHOLDERS’ EQUITY	3,719	4,050

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,759	$4,500

See notes to the financial statements.

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Statements of Operations

 (unaudited)

	For the three months ended September 30, 2011	For the period June 24, 2011 (inception) through September 30, 2011

Revenue	$-	$-

Expenses:
Professional fees and other expenses	106	106
Amortization expense	225	225
Organization expenses	-	5,950
Loss before provision for income taxes	331	6,281

Provision for income tax	-	-

Net loss	$(331)	$(6,281)

Basic and diluted loss per share	$(0.00)

Weighted average common shares outstanding - basic and diluted	10,000,000

See notes to the financial statements.

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Statements of Cash Flows

(unaudited)

	For the three months ended September 30, 2011	For the period June 24, 2011 (inception) through September 30, 2011

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(331)	$(6,281)
Amortization	225	225
Shares issued for organizational expense	-	5,500
Adjustments to reconcile net loss to cash (used in) operating activities:

Change in accrued expenses	9,640	10,090
Change in deferred offering costs	(19,084)	(19,084)
Net Cash Provided by (Used in) Operating Activities	(9,550)	(9,550)
CASH FLOW FROM INVESTING ACTIVITIES	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Loans from unrelated parties	4,750	4,750
Loans from related parties	5,200	5,200
Net Cash Provided by (Used in) Financing Activities	9,950	9,950
CHANGE IN CASH	400	400
CASH AT BEGINNING OF PERIOD	-	-
CASH AT END OF PERIOD	$400	$400

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-
Non-cash investing and financing activities:
Stock issuance for websites and domain names	$-	$4,500

See notes to the financial statements.

ALTERNATIVE ENERGY MEDIA, INC.

(a Development Stage Company)

Notes to the Financial Statements (unaudited)

September 30, 2011

NOTE 1 – ORGANIZATION

Alternative Energy Media, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2011. The Company issued 5,500,000 shares of its common stock to its founder following inception in exchange for organizational costs incurred upon incorporation. On June 28, 2011 the Company issued 4,500,000 shares of its common stock to Windstream Partners, LLC (“Windstream”), as consideration for the purchase of 3 websites and/or domain names. Windstream paid $4,500 to acquire the domain names and websites. The acquisition was valued at $4,500.

The Company has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board ("FASB") Accounting Standards Codification ("ASC") 915, Development Stage Entities.

The Company will provide Internet search and advertising services that facilitate access to alternative energy information on the Internet relevant to specific topics of interest, products and related services.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements and Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the period ended June 30, 2011 and notes thereto contained elsewhere in this Prospectus.

a. Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30, year-end.

b. Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c. Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d. Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.  The Company has adopted the provisions of ASC 260.

e. Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f. Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g. Advertising

Advertising will be expensed in the period in which it is incurred. There has been no advertising expense in the reporting period presented.

h. Related Software Costs

Certain direct purchase and related development costs associated with software are capitalized and include external direct costs for services and payroll costs. These costs include employees devoting time to the software projects principally related to software coding, designing system interfaces and installation and testing of the software. These costs are recorded as property and equipment and will be amortized over a period of three to five years beginning when the asset is substantially ready for use. Costs incurred during the project stage, as well as maintenance and training costs are expensed as incurred.

i. Deferred Offering Costs

Deferred offering costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the proposed common stock offering. Deferred offering costs related to the common stock offering will offset proceeds recorded as equity if the transaction is completed or charged to expense if the common stock offering is not completed.

j. Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $19,640 and a deficit accumulated during the development stage of $6,281 at September 30, 2011.  As of September 30, 2011, the Company had not generated any revenue and had no committed sources of capital or financing.

While the Company is attempting to generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.   The Company’s budget for the next twelve months calls for approximately $25,000 - $50,000 for operational working capital and professional fees to maintain the requirements of being a public company, an estimated $15,000 - $40,000 per website to redevelop and enhance their functionality and revenue generation potential, and an additional $8,000 to $16,000 in marketing expenses for each website. Management believes the Company can raise adequate capital to keep the Company functioning for at least the next twelve months through June 30, 2012.

Management believes sufficient funding can be secured by obtaining loans, as well as offerings of preferred and common stock through private placements to institutional and other finance sources. However, no assurance can be given that the Company can obtain additional working capital, or if obtained, that such funding will not cause substantial dilution to shareholders of the Company. If the Company is unable to raise additional funds, it may be forced to change or delay its contemplated business plan. Management believes the process and probability to raise additional capital will be easier to accomplish and be more cost effective once the Company becomes a publicly traded company.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Company issued 5,500,000 shares of its common stock to its incorporator, chief executive officer and president for organizational services rendered. These services were valued at $5,500. Following its formation, the Company issued 4,500,000 shares of our common stock to Windstream, as consideration for the purchase of 3 websites and/or domain names. Windstream paid $4,500 to acquire the domain names and websites. The acquisition of the websites and/or domain names was valued at $4,500.

At September 30, 2011, there are 10,000,000 shares of common stock issued and outstanding.

NOTE 5 – LOANS - UNRELATED PARTIES

As of September 30, 2011 the Company received $4,750 in loan proceeds from two unrelated parties who are business acquaintances of our shareholder and founder in order to fund working capital expenses. These loans are unsecured and carry no interest rate or repayment terms.

NOTE 6 – LOANS - RELATED PARTIES

As of September 30, 2011 the Company received $5,200 in loan proceeds from a corporate entity that is affiliated with the owner of a related party, our minority shareholder, in order to fund working capital expenses. These loans are unsecured and carry no interest rate or repayment terms.

NOTE 7 – DEFERRED OFFERING COSTS

Deferred offering costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the proposed common stock offering. Deferred offering costs related to the common stock offering will offset proceeds recorded as equity if the transaction is completed or charged to expense if the common stock offering is not completed. As of September 30, 2011, Deferred offering costs are $19,084.

NOTE 8 – INCOME TAXES

As of September 30, 2011, the Company had net operating loss carry forwards of $6,281 that may be available to reduce future years’ taxable income through 2031.

As of September 30, 2011

Deferred tax assets:
Net operating tax carry forwards	$2,450
Other	-
Gross deferred tax assets	2,450
Valuation allowance	(2,450)

Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after September 30, 2011 through November 15, 2011, the date the financial statements were available to be issued. During October 2011, the Company received $6,000 in additional loan proceeds from two unrelated parties and $1,000 from a related party in order to fund working capital expenses. These loans are unsecured and carry no interest rate or repayment terms.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this Offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until March 5, 2012 (90 days after the commencement of the Offering), all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,500,000 Shares

Alternative Energy Media, Inc.

Common Stock

PROSPECTUS

December 6, 2011

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TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

4

RISK FACTORS

5

USE OF PROCEEDS

14

THIS OFFERING

14

DETERMINATION OF OFFERING PRICE

15

DILUTION

15

DIVIDEND POLICY

15

MARKET FOR SECURITIES

15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

25

PRINCIPAL SHAREHOLDERS

28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

28

DESCRIPTION OF CAPITAL STOCK

28

PLAN OF DISTRIBUTION

32

LEGAL MATTERS

36

EXPERTS

36

UNAUDITED INTERIM STATEMENTS

34

WHERE YOU CAN FIND MORE INFORMATION

36

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